SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MCGREGOR POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3585	20-5572576
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4426 N 21st St.

Ozark, MO 65721

Telephone: 417-207-3249

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael McGregor Brown

Executive Chairman and Chief Executive Officer

Mcgregor Power Systems, Inc.

4426 N 21st St.

Ozark, MO 65721

Telephone: 417-207-3249

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company XX

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	50,000,000	$1.00	$50,000,000	$5,810.00
[1]		Estimated solely for purposes of calculating the registration fee under Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUBJECT TO COMPLETION DATED JULY 24th, 2015.

Prior to this offering, there has been no public market for our common stock. It is currently estimated that the public offering price per share will be between $1 and $2.  We intend to list the common stock on the OTC Market.  We do not yet have a trading symbol.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

MCGREGOR POWER SYSTEMS, Inc.

50,000,000 Shares of Common Stock

OFFERED BY MCGREGOR POWER SYSTEMS, Inc.

Offering Made Without an Underwriter

Class B shares to be sold carry no voting rights

See the Section Offering-Plan of Distribution in the Prospectus

This offering is self-underwritten and conducted on a “Best Efforts No Minimum” basis and will end one year from the date that the registration statement is effective. No arrangement has been made to escrow funds received from the stock sales pending the completion of the offering. In that regard, proceeds from sales of the common stock will be delivered directly to the Company as sales occur. Directly funding the Company from the common stock sales exposes investors to significant risks as disclosed further in the section The Offering-Plan of Distribution. Because the offering has no set minimum and there is no plan to escrow the offering proceeds, the Company may fail to raise enough capital to fund its business plan and operations and it’s possible that investors may lose substantially all of their investment. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering. The Company does not intend to sell any specific minimum number or dollar amount of securities but will use its best efforts to sell the securities offered.

A Total of Up to 50,000,000 Shares of Class B Stock Par Value $ 0.000001 per Share

 Offered at $1.00 (one dollar) Per Share

OUR COMMON STOCK IS NOT TRADED ON ANY NATIONAL SECURITIES EXCHANGE AND IS NOT QUOTED ON ANY OVER-THE-COUNTER MARKET.  THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS ON PAGE 7” FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

TABLE OF CONTENTS

Page
Prospectus Summary	4
Risk Factors	7
Use of Proceeds	16
Determination of Offering Price	16
Management’s Discussion and Analysis or Plan of Operation	17
Description of our Business	18
Directors, Executive Officers and Control Persons	26
Executive Compensation	27
Security Ownership of Certain Beneficial Owners and Management	26
Certain Relationships and Related Transactions	28
Description of Securities	30
Financial Statements	31
Interests of Named Experts and Counsel	46
Recent Sales of Unregistered Securities	47
Undertakings	48

Dealer Prospectus Delivery Obligation

Through and including                     , 2015 (25 days after commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS PROSPECTUS, ANY RELATED PROSPECTUS SUPPLEMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO IN THE SECTION “WHERE YOU CAN FIND MORE INFORMATION” BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK, INCLUDING THE “RISK FACTORS” IN THIS PROSPECTUS, REFERENCES TO “ THE COMPANY,” “McGregor Power Systems”, “McGregor Power,” “McGregor,” “WE,” “US,” “OUR,” refer to McGregor Power Systems, Inc. unless otherwise indicated or the context otherwise requires.

THE BUSINESS OF THE COMPANY

Our Company

We incorporated in Delaware on 6/11/14.  McGregor Power Systems is a development stage company that intends to build and lease electrical generation equipment.   Our current mailing address is 4426 North 21st St. in Ozark, Missouri.  Our main phone number is 417-207-3249.  Our website is www.mcgregorpowersystems.com.

The Company’s overall business is founded on the ability to produce heat, cooling, and electrical power using proprietary technology to power electrical generation equipment which generates electricity at a much lower cost than the existing means of producing or providing primary electric power. The Company expects that the difference between its cost to produce electrical power and the current billing rate of existing local utility providers presents a sizable cost savings for customers and revenue opportunity for the McGregor.

The Company’s product ‘genset’ unit is called a Thermal Watt Furnace; a self contained generator that is powered by a modified rotary liquid cooled rotary engine to drive a minimum of a 10 kilowatt generator. The entire unit, which runs on natural gas or propane, is compact, lightweight and clean burning.   As a result, the unit produces extremely low emissions and is extremely energy-efficient.   The technical name of this unit is Combined Heat and Power (CHP), otherwise known as co-generation.

The idea for using a liquid cooled engine to drive a generator posed operating difficulties due to the fact that the engine was not designed to run on gaseous fuels.  Therefore, a completely new system for delivering a gaseous fuel to the engine had to be invented and developed.  The inventor, Larry Pendell, pioneered a new system capable of delivering the gaseous fuel to the engine. Further testing and modifications have produced a solid state unit that efficiently delivers the fuel to the engine, resulting in a strong and reliable engine that can operate on any gaseous fuel with a sustained engine life and maximum horsepower.

Patents, Trademarks, Intellectual Property

We have no copyrights, or trademarks.  We plan to manufacture, install, maintain and sell cogeneration units (also known as the Thermal Watt Furnace, patent no. 6,788,031), created by Larry Pendell.  The patent is expired, however we are in the process of designing a newer version of the TWF, with the assistance of Mr. Pendell.  We intend to file for a patent in the fourth quarter of 2015.  McGregor will own the patent.  We have a prototype that is targeted for residential use, but we intend to have a full product line that will include units for industrial and commercial customers.   Mr. Pendell is now working fulltime as a consultant for the Company.  Previously, our prototype used a rotary engine that was built by a third party.  Our current operations are currently focused on designing a rotary engine we can manufacture ourselves.  Mr. Pendell is working fulltime on this endeavor.  If our offering is successful, then our intended operations will include expanding our operations to manufacture residential and small commercial units of the thermal watt furnace, further refine our product design, and use proceeds for marketing our product.  We have not sold any products to date, nor have we manufactured a TWF that is ready to sell.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception.  The Company needs to create a source of revenue or locate additional financing in order to continue its manufacturing plans.  As a development stage company, our sole Director and CEO, Michael M. Brown, has had 25 years’ experience in machine shop production, management, and engineering.  The inventor, Larry Pendell, has in the past, owned, operated, and managed several different manufacturing companies.  Neither Brown nor Pendell have had experience in manufacturing on this scale previously.

One challenge facing the Company is identifying and targeting effective sales, marketing and distribution strategies.  As a developing company, the Company is in the process of identifying and targeting potential distributors and marketers of its products in order to reach the intended end users for the products.  To reach potential end customers, the Company will need to have an effective sales, marketing and distribution strategy.

If the Company were unable to develop strong and reliable sources of potential end users and a means to efficiently reach buyers and customers for its products, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.  Moreover, the above assumes that the Company’s products are met with customer satisfaction in the marketplace and exhibit steady adoption of products amongst the potential customer base, neither of which is currently known or guaranteed.

McGregor’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

Our sole Director owns a significant amount of stock as of the date of this Offering.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

THE OFFERING-PLAN OF DISTRIBUTION

This prospectus refers to the sale of 50,000,000 shares of the Company's Class B stock.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The shares will be offered at a fixed price of $1.00 per share for the duration of the offering, which will be for one year from the date of effectiveness of this prospectus.  Shareholders who purchase the Class B common stock in this offering are not entitled to vote on any matters.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continual basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within one year from this initial effective date of this registration.

 We are offering the shares on a "self-underwritten" best efforts basis directly through our President & CEO, Michael M. Brown.  They are both qualified pursuant to the safe harbor provision from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. He will attempt to sell the shares.  This Prospectus will permit Brown to use their best efforts to market and sell this common stock directly, with no commission or other remuneration payable to them for any shares they may sell. At this time, the Company has not made any arrangements to place the funds received in an escrow or trust account, thus, the Company and its executive officers will have immediate access to such funds.  This offering will terminate upon the earliest to occur of (i) the first anniversary of the effective date of the registration statement, (ii) the date on which all 50,000,000 shares registered hereunder have been sold, or (iii) the date on which we terminate this offering.

In connection with his selling efforts in the offering, Mr. Brown will not register as a broker-dealer pursuant to Section 15 of the Exchange Act but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer's securities. Mr. Brown is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.   Mr. Brown will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Brown have not been within the past 12 months, a broker or dealer, and have not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Brown will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Brown have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The following table shows the possible outcomes for computing the Company's outstanding stock given partial sales of the total offering given in percentage intervals. The Company has made no plans to place the proceeds of the offering in escrow or trust account. The proceeds are to be used when available. Immediate use of the proceeds when received in the Company’s accounts regardless of the total received at any time during the offering has the possibility of having a negative effect on investors. Because the offering has no set minimum and there is no plan to escrow the offering proceeds, the Company may fail to raise enough capital to fund its business plan and operations and it’s possible that investors may lose all or substantially all of their investment.

  Certain Information about this Offering

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Class B Common Stock	$1.00	Not Applicable	$5,000,000	$25,000,000	$50,000,000

Totals	$1.00	Not Applicable	$5,000,000	$25,000,000	$50,000,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Where You Can Find Us

Our current mailing address is 4426 North 21st St., Ozark, MO 65721.  The Company’s main phone number is 417-207-3249.  Our primary website address is www.mcgregorpowersystems.com.

SUMMARY FINANCIAL INFORMATION

We have prepared the following summary of our consolidated financial statements. The summary of our consolidated financial data set forth below should be read together with our separate audited financial statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

12/31/14 ($)
Financial Summary (Audited)
Cash and Deposits	100
Total Assets	7,219
Total Liabilities	-
Total Stockholder’s Equity	7,219
Common Stock, $.000001 par value, 2,000,000,000 shares authorized; 219,110,000 shares issued and outstanding	214
Additional Paid in Capital	9,843
(Deficit) accumulated during development stage	(2,838)

Accumulated from 6/11/14 (Inception) to 12/31/14 ($)
Consolidated Statements of Expenses and Comprehensive Loss
Total Operating Expenses	2,838
Total Loss	(2,838)

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

     a.   the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

     b.   the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

     c.   the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

     d.   the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

SMALLER REPORTING COMPANY

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act.  An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

     *    A requirement to have only two years of audited financial statements and only two years of related MD&A;

     *    Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

     *    Reduced disclosure about the emerging growth company's executive compensation arrangements; and

     *    No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.  In the event our common stock fails to become publicly traded you may lose all or part of your investment.

The Company has no revenues to date.

The Company has generated no revenues to date nor sold a single product, nor have any other products been manufactured by us.  To date, most of management’s time, and the Company’s limited resources have been spent in developing strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

We may experience significant fluctuations in revenues from quarter to quarter due to a preponderance of one-time sales.

Our products will be low volume, high dollar sales for customers that are generally non-recurring, and therefore our sales will fluctuate significantly from period to period. Fluctuations cannot be predicted because they are affected by the purchasing decisions and timing requirements of our customers, which are unpredictable.

If we experience a period of significant growth or expansion, it could place a substantial strain on our resources.

If our cogeneration products penetrate the market rapidly, we would be required to deliver even larger volumes of technically complex products or components to our customers on a timely basis and at a reasonable cost to us. We have never ramped up our manufacturing capabilities to meet large-scale production requirements. If we were to commit to deliver large volumes of products, we may not be able to satisfy these commitments on a timely and cost-effective basis.

The Executive Order to accelerate investments in industrial energy efficiency may lead to increased competition.

An Executive Order to accelerate investments in industrial energy efficiency, including CHP, was promulgated in August 2012. The goal of the Executive Order is to supply 40 gigawatts of energy by 2020 from greater efficiency such as CHP systems. With this Executive Order, it is expected that a number of barriers to CHP development will be removed with effective programs, policies, and financing opportunities resulting in significant new capital investment in CHP. This initiative by the U.S. government may lead to increased competition in the CHP market.

If we are unable to create and maintain technological expertise in design and manufacturing processes, we will not be able to successfully compete.

We believe that our future success will depend upon our ability to continue to develop and provide innovative products and product enhancements that meet the increasingly sophisticated needs of our customers.  However, this requires that we successfully anticipate and respond to technological changes in design and manufacturing processes in a cost-effective and timely manner. The development of new, technologically advanced products and enhancements is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. There can be no assurance that we will successfully identify new product opportunities, develop and bring new or enhanced products to market in a timely manner, successfully lower costs, and achieve market acceptance of our products, or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

The introduction of products embodying new technologies, and the shifting of customer demands or changing industry standards, could render our existing products obsolete and unmarketable. We may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products or product enhancements may cause customers to forego purchases of our products and purchase those of our competitors.

We do not have a majority of independent directors on our Board and the Company has not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of one individual, who is also an executive officer. As a result, we do not have independent directors on our Board of Directors.

We have not adopted corporate governance measures such as an audit or other independent committee of our board of directors, as we presently do not have independent directors on our board. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our senior officers are made by a majority of directors who have an interest in the outcome of the matters being decided. However, as a general rule, the board of directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us that those that would be available to us with respect to such a transaction from unaffiliated third parties. The company executes the transaction between executive officers and the company once it was approved by the Board of Directors.

Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Our sole Director is not considered an audit committee financial expert. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our CEO/ President is inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Our CEO has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee for our Board of Directors.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

The company is subject to the 15(D) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as a fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934. Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities

Our intellectual property may not be adequately protected.

We will seek to protect our intellectual property rights through patents, trademarks, copyrights, trade secret laws, confidentiality agreements and licensing arrangements, but we cannot ensure that we will be able to adequately protect our technology from misappropriation or infringement.

We may file for patents on our products. Our competitors may successfully challenge the validity of our patents, may design non-infringing products, or deliberately infringe our patents. There can be no assurance that other companies are not investigating or developing other similar technologies. In addition, our intellectual property rights may not provide a competitive advantage to us or that our products and technology will be adequately covered by our patents and other intellectual property. Any of these factors or the expiration, termination or invalidity of one or more of our patents may have a material adverse effect on our business.

We may in the future file for patents internationally. The outcome of the patent office application review is important because this technology could apply to all of our genset products and may have licensing application to other natural gas engines. There is no assurance, however, that the patent applications will be approved.

Others may assert that our technology infringes their intellectual property rights.

We may be subject to infringement claims in the future. The defense of any claims of infringement made against us by third parties could involve significant legal costs and require our management to divert time from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay additional royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our operating results would suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

Certain businesses and consumers might not consider cogeneration solutions as a means for obtaining their electricity and power needs.

Generating electricity and heat at the customers’ building (on-site CHP) is an established technology, but it is more complex than buying electricity from the utility and using a furnace for heat. Customers have been slow to accept it in part because of this complexity. In addition, the development of a larger market for our products will be impacted by many factors that are out of our control, including cost competitiveness, regulatory requirements, and the emergence of newer and potentially better technologies and products. If a larger market for cogeneration technology in general and our products in particular fails to grow substantially, we may be unable to continue our business.

Utilities or governmental entities could hinder our entry into and growth in the marketplace, and we may not be able to effectively sell our products.

Utilities or governmental entities on occasion have placed barriers to the installation of our products or their interconnection with the electric grid, and they may continue to do so. Utilities may charge additional fees to customers who install on-site CHP and rely on the grid for back-up power. These types of restrictions, fees, or charges could make it harder for customers to install our products or use them effectively, as well as increasing the cost to our potential customers. This could make our systems less desirable, thereby adversely affecting our revenue and other operating results.

We may not achieve production cost reductions necessary to competitively price our products, which would adversely affect our sales.

We believe that we will need to reduce the unit production cost of our products over time to maintain our ability to offer competitively priced products. Our ability to achieve cost reductions will depend on our ability to develop low-cost design enhancements, to obtain necessary tooling and favorable supplier contracts, and to increase sales volumes so we can achieve economies of scale. We cannot assure you that we will be able to achieve any such production cost reductions. Our failure to do so could have a material adverse effect on our business and results of operations.

Commodity market factors impact our costs and availability of materials.

Our products contain a number of commodity materials, from metals, which include steel, special high temperature alloys, copper, nickel and molybdenum. The availability of these commodities could impact our ability to acquire the materials necessary to meet our requirements. The cost of metals has historically fluctuated. The pricing could impact the costs to manufacture our products. If we are not able to acquire commodity materials at prices and on terms satisfactory to us or at all, our operating results may be materially adversely affected.

Our products involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our results of operations.

The sale of our products typically involves a significant commitment of capital by customers, with the attendant delays frequently associated with large capital expenditures. For these and other reasons, the sales cycle associated with our products is typically lengthy and subject to a number of significant risks over which we have little or no control. We expect to plan our production and inventory levels based on internal forecasts of customer demand, which is highly unpredictable and can fluctuate substantially. If sales in any period fall significantly below anticipated levels, our financial condition, results of operations and cash flow would suffer. If demand in any period increases well above anticipated levels, we may have difficulties in responding, incur greater costs to respond, or be unable to fulfill the demand in sufficient time to retain the order, which would negatively impact our operations. In addition, our operating expenses are based on anticipated sales levels, and a high percentage of our expenses are generally fixed in the short term. As a result of these factors, a small fluctuation in timing of sales can cause operating results to vary materially from period to period.

The economic viability of our projects depends on the price spread between fuel and electricity, and the variability of these prices creates a risk that our projects will not be economically viable and that potential customers will avoid such energy price risks.

The economic viability of our CHP products depends on the spread between natural gas fuel and electricity prices. Volatility in one component of the spread, the cost of natural gas and other fuels (e.g., propane or distillate oil), can be managed to some extent by means of futures contracts. However, the regional rates charged for both base load and peak electricity may decline periodically due to excess generating capacity or general economic recessions.

Our products could become less competitive if electric rates were to fall substantially in the future. Also, potential customers may perceive the unpredictable swings in natural gas and electricity prices as an increased risk of investing in on-site CHP, and may decide not to purchase CHP products.

We may make acquisitions that could harm our financial performance.

To expedite development of our corporate infrastructure, particularly with regard to equipment installation and service functions, we anticipate the future acquisition of complementary businesses. Risks associated with such acquisitions include the disruption of our existing operations, loss of key personnel in the acquired companies, dilution through the issuance of additional securities, assumptions of existing liabilities, and commitment to further operating expenses. If any or all of these problems actually occur, acquisitions could negatively impact our financial performance and future stock value.

Our success is dependent upon attracting and retaining highly qualified personnel and the loss of key personnel could significantly hurt our business.

To achieve success, we must attract and retain highly qualified technical, operational, and executive employees. The loss of the services of key employees or an inability to attract, train, and retain qualified and skilled employees, specifically engineering, operations, and business development personnel, could result in the loss of business or could otherwise negatively impact our ability to operate and grow our business successfully.

Our business is subject to product liability and warranty claims.

Our business exposes us to potential product liability claims, which are inherent in the manufacturing, marketing and sale of our products, and we may face substantial liability for damages resulting from the faulty design or manufacture of products or improper use of products by end users. We do not currently maintain product liability insurance, but if we do obtain insurance, there can be no assurance that this insurance will provide sufficient coverage in the event of a claim. Also, we cannot predict whether we will be able to maintain such coverage on acceptable terms, if at all, or that a product liability claim would not harm our business or financial condition. In addition, negative publicity in connection with the faulty design or manufacture of our products would adversely affect our ability to market and sell our products.

We intend to sell our products with warranties. We cannot ensure that our efforts to reduce our risk through warranty disclaimers will effectively limit our liability. Any significant occurrence of warranty expense in excess of estimates could have a material adverse effect on our operating results, financial condition and cash flow.

We may be unable to fund our future operating requirements, which could force us to curtail our operations.

To the extent that our funds are insufficient to fund our future operating requirements, we would need to raise additional funds through further public or private equity or debt financings depending upon prevailing market conditions. These financings may not be available to us, or if available, may be on terms that are not favorable to us and could result in significant dilution to our stockholders and reduction of the trading price of our stock (if then publicly traded). The state of worldwide capital markets could also impede our ability to raise additional capital on favorable terms or at all. If adequate capital were not available to us, we likely would be required to significantly curtail our operations or possibly even cease our operations.

To continue operations for the next twelve months, we will need at least $30,000.  This money will be used to continue employing Mr. Pendell and paying for equipment and material costs.  The proceeds are currently being contributed by our President, Mr. Brown.  We have no repayment agreement with Mr. Brown.

 The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

In their audited financial report, the company’s independent auditors have issued a comment that unless the Company is able to develop and market its products or obtain financing from other sources, there is a significant question as to its ability to continue as a going concern.

There can be no assurance of production or commercial feasibility of our product

Even if the Company can successfully manufacture products, there can be no assurance that such products will have any commercial advantages.  Also, there is no assurance that the products will perform as intended in the marketplace.  Therefore, you could lose all or part of your investment

The Company is a development-stage company and has little experience in commercializing products.

The Company is a development-stage company and has little experience in commercializing products and managing a public company.  This may result in the Company experiencing difficulty in adequately operating and growing its business.  Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing product companies.  If MPS’s operating or management abilities consistently perform below expectations, then the Company’s business is unlikely to thrive.  In addition, the Company’s lack of experience may result, in spite of the successful product development and commercialization, in difficulty in managing the operations and finances of a public company.

McGregor Power Systems is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a development stage company with no developed finance and accounting organization and the rigorous demands of being a publicly traded company will require a structured and developed finance and accounting group. The requirements of these Securities laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to McGregor Power Systems as it develops its business plan, products and scope.  These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.  As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

We have elected under the JOBS Act to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

Under the JOBS Act, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

While we currently qualify as an “Emerging Growth Company” under the JOBS Act and we will lose that status by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, if we qualify as a “smaller reporting company” which we are at the present time, our non-financial and financial information will be less than is required by other non-smaller reporting companies.

Currently we qualify as an “Emerging Growth Company”.  At the latest, by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, we will lose that qualification and be required to report as other public companies are required to report.  While we will no longer qualify as an “Emerging Growth Company”, we may qualify as a “smaller reporting company”.  The “smaller reporting company” category includes companies that (1) have a common equity public float of less than $75 million or (2) are unable to calculate their public float and have annual revenue of $50 million or less, upon entering the system.  A smaller reporting company prepares and files SEC reports and registration statements using the same forms as other SEC reporting companies, though the information required to be disclosed may differ and be less comprehensive.  Regulation S-X contains the SEC requirements for financial statements, while Regulation S-K contains the non-financial disclosure requirements.  To locate the scaled disclosure requirements, smaller reporting companies will refer to the special paragraphs labeled “smaller reporting companies” in Regulation S-K.  As an example only, smaller reporting companies are not required to make risk factor disclosure in Item 1A of Form 10-K.  Other disclosure required by non-smaller reporting companies can be omitted in Form 10-K and Form 10-Q by smaller reporting companies.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need third party relationships in order to develop and grow its business.  The Company will be substantially dependent on these strategic partners and third party relationships for sales and marketing.  To date, the Company has not entered into any such relationships.

 If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company has an extensive business plan hinged on its ability to manufacture and commercialize its products.  If McGregor Power Systems is unable to manufacture and/or commercialize its products, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The proposed operations of McGregor Power Systems are speculative.

The success of the proposed business plan of McGregor Power Systems will depend to a great extent on the operations, financial condition and management of the Company.  Although McGregor Power Systems has a business plan and intends to execute its overall business strategy, no operations have been conducted to date.  As no revenues have been finalized or consummated as of yet, the proposed operations of the Company remain speculative.

The Company depends on its CEO to manage its business effectively.

McGregor Power System’s future success depends in large part upon its ability to execute its business plan and to attract and retain highly skilled employees.  In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its CEO, to provide the necessary experience and background to execute the Company's business plan.  The loss of our CEO’s services could impede, in particular as the Company builds a record and reputation, its ability to develop its objectives, specifically in its ability to develop a successful strategy to manufacture, market and sell its products, and as such would negatively impact the Company's possible development.

The Company may face significant competition from other companies.

There are several competitors with somewhat similar devices that sell for approximately twice what we intend to sell our Thermal Watt Furnace for.  However, in the future, if any of our patents we apply for eventually expire, or if another company patents a similar product, McGregor Power Systems may face substantial competition from those companies.  Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than we have.  These advantages may enable such competitors to respond more quickly to new or emerging technologies and changes in customer preferences.  These advantages may also allow them to engage in more extensive research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated products are, and will be, sufficiently different from existing competition.  However, few of these organizations are using their products in the configuration that the Company is currently proposing.  As a result, it is possible that potential competitors may have or may rapidly acquire significant market share.  Increased competition may result in price reductions, reduced gross margin and loss of market share.  McGregor may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

 The Company’s pricing strategy presents special risks.

The Company has initially priced the residential Thermal Watt Furnace unit to customers for $20,000, and may also offer an annual service maintenance fee.  The cost is large and may dissuade potential customers from doing business with us.  As a development stage company without an established business and set of customers, McGregor’s strategy of requiring a significant upfront cash outlay from its customers may create a significant obstacle to sales of McGregor’s products and market acceptance generally of the Company and its products.

McGregor Power Systems is subject to the potential factors of obsolescence and technological change

The business of the Company is susceptible to rapidly changing technology and the Company's product manufacturing process is subject to constant change.  Although the Company intends to continue to develop and improve its products and manufacturing capability, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities, or that the Company will be successful in its internal efforts.  The future success of the Company will depend in part on its ability to respond effectively to rapidly changing technologies, industry standards and customer requirements by adapting and improving the performance features and reliability of its products.

We have not developed a complete product line.

While the company has a single prototype for residential use, the Company has not completed the development of a full product line, and further, it anticipates a continuing need to develop additional products.  No assurance can be given that the products can be developed to implementation or that the products will achieve commercially viable sales levels.

No formal market survey has been conducted

No independent marketing survey has been performed to determine the potential demand for the Company’s products. The Company has conducted only limited marketing studies, which indicate that its products would potentially be marketable.  However, no assurances can be given that upon marketing, sufficient markets can be developed to sustain the Company's operations on a continued basis.

The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and profits and/or difficulty in conducting business.

Current, or future, environmental regulations may affect the availability or cost of goods and services, such as natural resources, which are necessary to operate the Company’s business.  Any violation of these laws could adversely affect the Company and its business.  The Company’s operations may necessitate the use and handling of hazardous materials and, as a result, they may be subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place.  These laws impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials.  The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws.  The Company may become subject to more stringent environmental laws in the future.  If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

Government regulation could negatively impact the business.

The Company’s products may be subject to various government regulations in the jurisdictions in which they operate.  Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the United States, including various local and municipal agencies and government sub-divisions, and various foreign governments and political subdivisions thereof.  The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.  The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Patent(s) and/or trade secret protection applied for by the Company may be inadequate

The Company plans on attempting to obtain additional patents, copyright, trademarks and service marks on its products and services.  However, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products or that the existing patent, trade secret or other intellectual property protection adequately protects the Company.

Risks Related to Our Common Stock

We could issue additional Common Stock, which might dilute the book value of our Common Stock.

Our board of directors has the authority, without action or vote of our stockholders, to issue all or a part of any authorized but unissued shares. Such stock issuances may be made at a price that reflects a discount from the then-current trading price of our Common Stock. We may issue securities that are convertible into or exercisable for a significant amount of our Common Stock. These issuances would dilute your percentage ownership interest, which would have the effect of reducing your influence on matters on which our stockholders vote, and might dilute the book value of our Common Stock. You may incur additional dilution of net tangible book value if holders of stock options, whether currently outstanding or subsequently granted, exercise their options or if warrant holders exercise their warrants to purchase shares of our Common Stock. There can be no assurance that any future offering will be consummated or, if consummated, will be at a share price equal or superior to the price paid by our investors even if we meet our technological and marketing goals.

Our President and CEO holds the only voting stock for the entire company.  This will prevent any shareholders who purchase our nonvoting stock from having the ability to control any of our corporate actions. As a result, he can exercise substantial control over stockholder and corporate actions.

Our President controls the only voting stock in the Company.  This means that any corporate transactions can be completed only at his discretion.   As a result of this substantial control of our voting stock, our CEO will have total control over the entire company.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of McGregor Power System’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.  In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.  Our Director has the ability to control various corporate decisions, including our direction and policies, the election of directors, the content of our charter and bylaws and the outcome of any other matter requiring stockholder approval, including a merger, consolidation and sale of substantially all of our assets or other change of control transaction.  The concurrence of our Class B stockholders will not be required for any of these decisions.

Trading of our Common Stock may be restricted by the SEC’s “penny stock” regulations which may limit a stockholder’s ability to buy and sell our stock.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statement showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and suitability requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules may discourage investor interest in and limit the marketability of our capital stock. Trading of our capital stock may be restricted by the SEC’s “penny stock” regulations which may limit a stockholder’s ability to buy and sell our stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

 We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 2,000,000,000 shares of Class A & B stock.  As of the date of this prospectus, we had 219,110,000 shares of class A and B stock outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights terms and preferences at its discretion including conversion and voting preferences without notice to our shareholders.

There is no market for our common shares in the United States and you may not be able to readily sell your common shares

There is currently no market for our common shares in the United States.  We cannot assure you that any trading market for our shares will develop in the United States.  Consequently, you may not be able to readily sell your common shares.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;
	general economic conditions, nationally and globally, and their effect on the market for our services;
	changes in laws, regulations, or policies; our ability to successfully manage our growth strategy;
	other factors identified throughout this prospectus, including those discussed under the headings “Risk Factors

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

If we are able to sell all of the shares of our common stock we are offering through this prospectus, then we will raise gross proceeds of $50,000,000.

Our offering is being made on a self-underwritten basis.  No minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $1.00.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.  If less than the 25% is raised in this offering, we will still have sufficient funds to lease a building, lease equipment and materials, and hire personnel to begin manufacturing our TWF, as well as meet our SEC filing obligations and continue to seek alternative sources of financing.

USE OF PROCEEDS	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Gross Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000
General Operations (1)*	1,250,000	2,500,000	3,750,000	5,000,000
Lease / Land Acquisition**	2,000,000	4,000,000	6,000,000	8,000,000

Machine Tool Acquisition***	5,000,000	10,000,000	15,000,000	20,000,000
Employees New Hires	1,500,000	3,000,000	4,500,000	6,000,000
Company Marketing	625,000	1,250,000	1,875,000	2,500,000
Cash reserve	2,125,000	4,250,000	6,375,000	8,500,000
TOTALS	$12,500,000	$25,000,000	$37,500,000	$50,000,000

(1) Includes: Executive salaries, general/administrative overhead, licensing and permitting fees.

* - Our general and administrative expenses consist of: professional fees, such as legal, audit and accounting, transfer agent and filing agent fees; office expenses; officers compensation; salaries and other miscellaneous expenses related to our general corporate activities and implementation of our business plan.

** - Our land/lease acquisition consists of purchasing (or leasing) land for a manufacturing facility for our Company.  We plan on leasing or purchasing a property within Ozark, Missouri.  We are currently operating alongside McGregor Manufacturing.

*** - The machine tooling we intend to purchase with these proceeds are: CNC waterjets, miscellaneous sheetmetal equipment, such as a press brake; a horizontal machining center, and a multi spindle lathe.

Currently, we do not have any arrangements for additional financing. If we are not able to obtain needed financing from this officering, and generate sufficient revenue from operations, we may have to cease operations.

Order of Priority

Our order of priority for our use of proceeds is as follows:  Lease / land acquisition – 1st, Machine Tool Acquisition – 2nd, Employee New Hires – 3rd, General Operations – 4th, Cash Reserve – 5th, Company Marketing – 6th

If substantially less than the maximum proceeds are obtained, we will continue operating through contributions by our President, and we will use whatever we do receive from investors to lease or purchase a manufacturing building, and purchase or lease tooling equipment.

DETERMINATION OF OFFERING PRICE

There is no established market for our common stock. The Offering Price of the Shares has been determined arbitrarily by the Company and bears no direct relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares to offer and the Offering Price, we took into consideration our capital structure and the amount of money we would need to implement our business plan. The Offering Price of the Shares should not be considered an indication of the actual or subsequent trading value of our common stock.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  We intend to sell 50,000,000 shares of our common stock at $1 per share.  The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share.  The table assumes all 50,000,000 shares of common stock will be sold.

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount	Percent	Price Per Share

Existing Shareholder	219,110,000	81.4%	$214	0.00%	$0.00001

Purchasers of Shares	50,000,000	18.6%	$50,000,000	100%	$1.00

Total	269,110,000	100%	$50,000,214	100%

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold.  Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2014.  Totals may vary due to rounding.

	If 100% of the Shares are Sold	If 75% of the Shares are Sold	If 50% of the Shares are Sold	If 25% of the Shares are Sold

Offering price per share	$1.00	$1.00	$1.00	$1.00
Book value per share before offering	$0.00003	$0.00003	$0.00003	$0.00003
Book value per share after offering	$0.18582	$0.13938	$0.09293	$0.04648
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.18579	$0.13935	$0.09290	$0.04645
Per share dilution to new Investors	$0.81421	$0.86065	$0.90710	$0.95355
Percentage Dilution to new investors	81%	86%	91%	95%

MANAGMENT'S DISCUSSION AND ANALYSIS

Overview

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with minimal operations and no revenue. To meet our needs for cash required for the implementation of our business plan we are attempting to raise money from this offering.

If we raise the minimum amount through this offering, we will be able to achieve short-term goal of developing several additional prototypes of the TWF that will be field-tested in targeted residential homes.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend implementation of our business plan until we do raise the cash, or cease operations entirely if revenue from operations will not be sufficient to cover our operating costs.

If we raise the maximum amount, we believe we can implement our short term and long-term business plan and achieve profitable operations, however, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern for the next five years. If we raise less than the maximum amount and we need more money, we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the development stage of operations and cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in advertising and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance.

We anticipate relying on equity sales of our Class B stock in order to continue to fund implementation of our business plan. Issuances of additional              shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities. We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations. Equity financing could result in additional dilution to existing shareholders.

DESCRIPTION OF OUR BUSINESS

You should rely only on the information contained in this Prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

MPS intends to design, manufacture, sell, and service residential, industrial and commercial cogeneration systems that produce electricity, with rotary engines that have been specially adapted to run on natural gas. Cogen systems are efficient because in addition to supplying mechanical energy to power electric generators or compressors – displacing utility-supplied electricity – they provide an opportunity for the facility to incorporate the engine’s waste heat into onsite processes such as space and potable water heating. We intend to produce standardized, modular, small-scale products, with a limited number of product configurations that are adaptable to multiple applications. We refer, throughout this Prospectus, to these power products as CHP (Combined Heat and Power), Thermal Watt Furnace (TWF), and “power generation equipment” (gensets).  The Company is not an energy provider, but will manufacture, install and maintain our product, the Thermal Watt Furnace (TWF), (based in part on Patent #6,788,031).  Service and maintenance of the unit will also be provided by us.

Thermal Watt Furnace – Fully functional prototype

                        Backside of Unit                                                          Front side of unit

                The Thermal-Watt furnace consists of an internal rotary combustion engine and an electric generator. It also has a very efficient heat recovery system.  The Company will build and deliver a completely packaged independent electrical generation unit(s) for specific primary power applications in residential and commercial applications, or where independent power generation requirements demand a reliable and steady 24/7 source of electrical power. Unlike diesel driven generator sets that have a narrowly defined performance envelope, the TWF outperforms traditional and diesel driven electrical power generation systems.

All electrical generation equipment consists of three basic components: a generator, electrical control switchgear, and a prime mover. Generators are a shelf item and ordered from multiple manufacturers based on the specifications of the end user.  All switchgears are custom made for each of the Company’s “gensets” to make the power dovetail with the existing power grid or user requirements.  The prime mover in all power generator systems is the power source that turns the generator. It can be water-driven (as in a hydroelectric dam), steam-driven (as in a turbine), jet turbine-driven, diesel motor-driven, wind-driven turbine or driven by any other form of internal combustion engine. The efficiency of the prime mover is the critical element of all electrical power generation equipment.

The application for all TWF units is primary or supplemental electrical power generation on site using the Company’s specially manufactured rotary engine.  In addition, based on interchangeable component design, McGregor’s TWF can operate in extreme operating conditions, such as frigid cold and at high altitudes.

The Company will provide a viable alternative for local utilities to reduce the demand on the primary grid by using the Company’s equipment and power, therefore increasing the limits and capabilities of the primary grid. By opting to use the Company’s equipment, the customer solves several problems at once.  First, the expensive and polluting diesel units are replaced with cost efficient, small, green gensets.  Second, the customer’s cost to produce the electrical power is substantially reduced.  Third, cost savings produce excess cash for the customer.  Fourth, maintenance is provided exclusively by the Company, thereby allowing the customer to reduce its workforce.  Fifth, the tank farms and all other diesel support equipment can be dismantled and removed from the sites. This concept is designed to dovetail with the power company’s plans of action currently envisioned and being implemented by the local utilities.  Sixth, excess generation capacity can be used to sell electricity to most regulated electrical utilities for positive cash flow.

Background

McGregor Power Systems intends to manufacture and sell cogeneration systems. These systems, powered by natural gas engines, are efficient because they drive electric generators or compressors – which reduce the amount of electricity purchased from the utility – plus they use the engine’s waste heat for water heating, space heating, and/or air conditioning (with at the customer’s building. We call this cogeneration technology CHP for combined heat and power.  McGregor intends to manufacture several CHP Cogeneration products that fit the needs of specific industries and applications.

The Company has designed an innovative system using a rotary engine, which is a traditional aircraft engine that has been modified to be able to drive a power generator for the Company’s product.  The idea for using a rotary engine to drive a generator posed operating difficulties due to the fact that the engine was not designed to run on gaseous fuels.  Therefore, a completely new system for delivering a gaseous fuel to the engine had to be invented and developed.  The Company has pioneered a new system that is capable of delivering the gaseous fuel to the engine. Further testing and modifications have produced a solid state unit that efficiently delivers the fuel to the engine, resulting in a strong and reliable engine that can operate on any gaseous fuel with a sustained engine life and maximum horsepower

The Company has a fully operational and updated prototype CHP unit.  The engines that drive our CHP units will be manufactured in-house.  The initial deployment concept of the business is focused on large niche markets where the existing production of electricity comes at a higher cost.  The Company’s ability to generate this electricity so efficiently with its product unit, at a reasonable cost, is as a result of the efficiencies of the McGregor’s prime mover (engine) and the other components of the system.  The Company intends to market and distribute its products worldwide, both wholesale and retail, depending on consumer response

Industry Background

During the 20th century, fossil-fuel power plants worldwide evolved toward large, complex central stations using high-temperature steam turbines. This technology, though steadily refined, reached a maximum efficiency of about 40% that persists to this day. According to the EPA website, the average efficiency of fossil-fuel power plants in the United States is 33% and has remained virtually unchanged for four decades.

The efficiency limitation reached in steam power plant design is universal in devices that convert the chemical energy from a burned fuel to electric power. This upper boundary is due not only to practical design limitations, but also to the fundamental thermodynamic barriers inherent in energy conversion. The limit can be exceeded only incrementally and at significant cost.

The best efficiency obtainable today is about 50%, from either a combined-cycle steam turbine or a fuel cell, as stated by the Northwest Power Planning Council report of August 2002, titled “Natural Gas Combined-cycle Gas Turbine Power Plants.” A combined-cycle system incorporates a second turbine powered by exhaust gases from the first turbine. Large-scale replacement of existing power plants with combined-cycle technology would take decades, be very expensive, and yield marginal benefits. Fuel cells remain very expensive, and they are mostly confined to highly subsidized projects aimed at proving that the technology works.

CHP – which harnesses waste energy from the power generation process and puts it to work on-site – can boost the efficiency of energy conversion to nearly 90%, a better than two-fold improvement over central steam plants. Power generation alone, without capturing and using waste heat, cannot exceed an ideal, theoretical efficiency of about 70%, according to the basic thermodynamic laws governing energy conversion from fossil fuel combustion.

CHP became recognized in the late 1970s as a technology essential to reduce fossil fuel consumption, pollution, and grid congestion. Since then, CHP has been applied increasingly around the world, mainly to reduce consumers’ energy costs but also for its societal benefits. According to a report by the International Energy Agency, or IEA, titled “Sustainable energy technologies for today...and tomorrow (2009),” the value of CHP technology to customers and policy makers stems from the fact that CHP systems are “inherently energy efficient and produce energy where it is needed.”

According to the IEA report, the benefits of CHP include:

•	Dramatically increased fuel efficiency;

•	Reduced emissions of carbon dioxide (CO2) and other pollutants;

•	Cost savings for the energy consumer;

•	Reduced need for transmission and distribution networks; and

•	Beneficial use of local energy resources, providing a transition to a low-carbon future.

On-site CHP not only eliminates the loss of electric power during transmission, but also offsets the capital expense of upgrading or expanding the utility infrastructure. The national electric grid is already challenged to keep up with existing power demand. The grid consists of power generation plants as well as the transmission and distribution network consisting of substations and wires.

Power plants are aging, and plans for new power plants are on the decline. According to the U.S. Energy Information Administration’s “Form EIA-860 Annual Electric Generator Report (2010),” the average age of a U.S. coal-fired power plant is 44 years. Coal plants account for about 30% of the nation’s generation capacity.

 McGregor’s Strategy for Growth

Target markets and new customers

McGregor has conducted no advertising and marketing to date.  The Company’s focus since inception has been to concentrate on obtaining funding for product manufacturing.  The Company has also given attention to constructing the marketing strategy and plans that it will use the strategy once its projects enter the market.

McGregor anticipates a significant budget and need for marketing activities.  The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s ability to offer CHP units.  McGregor plans to attend trade shows, seminars and industry conferences to promote our Company and its products.  The Company will also employ face-to-face meeting and presentations by the Company’s executives and advisors to key decision-makers of prospective customers. The Company also intends to implement an Internet marketing strategy.

The traditional markets for CHP systems are buildings with long hours of operation and with coincident demand for electricity and heat. Traditional customers for our cogeneration systems include hospitals and nursing homes, colleges and universities, health clubs and spas, hotels and motels, office and retail buildings, food and beverage processors, multi-unit residential buildings, laundries, ice rinks, swimming pools, factories, mining operations, manufacturing facilities, municipal buildings and military installations.  We also believe an enormous market exists for the TWF in the residential sector.  While we do plan to have a complete product line that will fit the needs of commercial and industrial customers, our initial focus will be in the residential market.

The Company believes that the largest number of potential new customers in the U.S. require less than 1,000 kW of electric power. We plan on are targeting customers in states with high electricity rates in both the residential & commercial sector, such as California, Connecticut, Massachusetts, New Hampshire, New Jersey and New York, and in states with high electricity rates for residential units, such as Alaska.

An Executive Order to accelerate investments in industrial energy efficiency, was promulgated in August 2012. In response, the Department of Energy, or DOE, and the EPA released a new report titled “Combined Heat and Power: A Clean Energy Solution” that projects $40-$80 billion of new capital investment in CHP in the next decade based upon the goal of a 40 GW expansion of CHP of all sizes. Our potential market share of that market is difficult to predict.

McGregor’s Solution

The basic residential unit, the Thermal Watt Furnace, is capable of producing 10 kilowatts of power 24 hours a day, 7 days a week, all year round.  It has an expected operational life of 20,000 hours before rebuild or replacement of the prime mover. Typical consumer demand would only require the TWF to operate for 1,000 hours a year, so the unit could theoretically last for over 20 years.  The Company estimates that a typical residential home uses 20 kilowatts of power daily (or 0.83 kw per hour over a 24-hour period).  The Company plans to provide maintenance and service agreements to all of its users, so as to ensure worry-free, reliable maintenance of the Company’s product units.

The TWF is designed to operate throughout the year, in extreme conditions, at high altitudes, in remote locations, in any orientation, and operates with either propane or natural gas.  Therefore, the product unit is not subject to the effects of seasonal variations.

The component design of the TWF allows for ease of maintenance and service or replacement of any of the system’s components.  Internal components and critical technological elements for the engine have been invented or reengineered, developed and installed in the TWF motors.  The component concept, operating fuel burn, and overall size of the entire unit, specifically as it relates to the size, weight and noise, are the major advantages and key differentiators of the unit.  The intention with the TWF is that the rotary motor (prime mover) can be easily interchangeable when scheduled as part of a maintenance plan. Typically, a diesel system requires one to three weeks of downtime for an engine.  Our cogeneration unit, on the other hand, requires only two to four hours to remove and replace the old engine with its replacement.  In fact, switchgear components of the TWF can be easily interchanged to meet any customer requirement. The prime mover and the generator can also be easily serviced and replaced, and the unit can be quickly redeployed to any new customer.

Another efficiency and attractive feature of the Thermal Watt Furnace is the size and weight of the complete package. The prototype residential unit is compact and would typically be installed alongside an exterior residential home A/C unit.

McGregor Power Systems intends to ship product units from our proposed facilities in Ozark, Missouri.  We anticipate the delivery time for most product units to any location will be 90 days from initial order to full operation on site based on the availability of generators.  Upon arrival at the user’s site, the package can be easily off-loaded, maneuvered, and interfaced with the existing power configuration.

Continuing research and development of the internal workings and component parts of the TWF is also an objective of the company.  All generators and switchgears used in the TWF are the latest state-of-the-art technology and are readily available and constructed for the specific application to match any regional power grid or individual needs.  It should also be noted that regardless of the type of power generation system used, the switchgear design parameters would be the same.

Prototypes

The inventor Larry Pendell, in 2011, independently produced and tested the current TWF prototype.  The unit completed all phases of testing.  The testing of the Series 1 prototype occurred in November 2011.  A completed unit was put on the test stand and each test was ran for over an hour at full load to normalize conditions and the following measurements were all taken during each test period so ambient conditions didn’t alter the results.  Testing consisted of measuring fuel consumption, water and temperature flow, exhaust gas temperature and flow, the generator temperature, and inlet carburetor temperature.  All results from the testing were positive and no additional testing was necessary.

The prototype is at our facility in Ozark, Missouri.  We intend to install the unit in a residential home for demonstration purposes.  If the minimum offering amount is met, we intend to build more prototypes, and then field test them for several months in preparation for mass production.

Pricing

The Thermal Watt Furnace is priced to meet the residential customer’s needs. We intend to sell our 10 kilowatt cogeneration unit for $20,000, with an annual service maintenance fee.

Competition

McGregor Power Systems believes that, because of the operational characteristics of its engine and systems the TWF is positioned to compete effectively against other genset manufacturers, some of which produce standard diesel driven gensets.  Other power production systems involving wind turbines, jet (gas) turbines, steam, coal-fired, and hydroelectric are not a competitive factor because of the size of the systems and the high capital cost of constructing these systems.  We are aware of competitors with similar systems, but we believe based on testing, that our units are more efficient.

The Company’s product unit inherently provides maximum flexibility and performance, which the Company believes differentiates the product units from competing products and solutions.  Accordingly, McGregor believes that its product unit is unique and offers a compelling value proposition not currently available in the marketplace.

Strategic Partners and Suppliers

McGregor believes that licensed dealerships and strategic partnerships will be major components of the Company’s operating strategy and path to success.  The Company hopes to work with several strategic partners in important areas of its business and operations.  McGregor intends to build relationships with key suppliers from whom the Company will obtain materials, equipment and systems that are necessary for the Company to build its products.  Currently, McGregor has no such strategic partners.

Product Service

We intend to provide long-term maintenance contracts, parts sales, and turnkey installation through a network of service centers throughout the US.  The facilities will provide offices and warehouse space for inventory.

Operations

We currently have no operations.  If a sufficient amount of securities are sold through this offering, then McGregor will lease and purchase its own separate facility and manufacturing equipment to produce the TWF, as well as develop a product line for commercial and industrial applications.

Revenues

The Company has no revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers, and a manufacturing plant to produce the products we intend to sell.

Equipment Financing

The company plans to use proceeds from its public offering to purchase the equipment and buildings necessary for manufacturing.

Intellectual Property

McGregor intends to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

No monies have been spent so far on research and development. We have a consultant agreement with Mr. Pendell to assist with the design, product line, and production of the TWF.  Mr. Pendell also intends to assist in developing a chiller absorber so our TWF can be used in warmer and tropical climates for cooling and HVAC systems.

Government Regulation and Its Effect on Our Business

Several kinds of government regulations affect our current and future business, such as:

•              Product safety certifications and interconnection requirements;

•              Air pollution regulations, which govern the emissions allowed in engine exhaust;

•              State and federal incentives for CHP technology; and

•              Electric utility pricing and related regulations.

Regulations that control air quality and greenhouse gases might increasingly favor our low-emission products. Regulations related to utility rates and interconnection, which are burdensome today, could evolve to embrace CHP because of its efficiency benefits.

Air Pollution Regulations

Our TWF is subject to emissions regulations.  The EPA establishes technology-specific standards that are based on cost-benefit analysis for emission control strategies. These standards, termed BACT (best available control technology), are imposed in regions that fail to meet federal clean air standards. Local regulators can and do restrict engine emissions to lower levels.

We have not yet tested out TWF for emissions.  After we obtain positive results from our emissions test on the TWF, we plan on obtaining authorization to sell our units in California.  California offers a generous rebate to engine CHP systems ($500/kW, or $5,000 for the TWF). However, the system’s exhaust cannot contain NOx in excess of 3 parts per million (ppm).  We expect our CHP unit will be at, or below, this emissions requirement after testing.

On the East Coast, important CHP territories are also moving toward limits below federal BACT levels. Effective in 2012, Massachusetts, Rhode Island, and Connecticut require 3.6 ppm NOx and about 56 ppm CO, which is on par with California’s BACT standard. New Jersey also emulates California’s BACT, but allows the project to side-step the air permit process if the CHP device is “emissions certified” through third-party testing to 10 ppm NOx and 10 ppm CO. In New York, clean power is encouraged through state grants that exclude products, or reduce the grant amount, unless low emissions are demonstrated.  We expect, after testing, to meet the emissions standards in all of these states.

State and Federal Incentives

On August 30, 2012, the White House released an Executive Order to accelerate investments in industrial energy efficiency, including CHP. The goal of the Executive Order is to supply 40 gigawatts of energy by 2020 from greater efficiency such as CHP systems. The DOE, Commerce, and Agriculture, and the Environmental Protection Agency, in coordination with the National Economic Council, the Domestic Policy Council, the Council on Environmental Quality, and the Office of Science and Technology Policy, shall coordinate policies to encourage investment in industrial efficiency in order to reduce costs for industrial users, improve U.S. competitiveness, create jobs, and reduce harmful air pollution. With this Executive Order, it is expected that barriers to CHP development will be removed with effective programs, policies, and financing opportunities resulting in $40 - $80 billion in new capital investment in CHP. This initiative by the U.S. government may boost CHP awareness and stimulate market activity.

Additionally, some states offer incentives to CHP systems. California rebates a significant portion of the CHP project cost, while incentives of similar value exist in New Jersey, New York, Connecticut, Maine, and Massachusetts, with varying terms. Massachusetts has an additional CHP incentive in the form of an annual rebate proportional to the carbon savings versus conventional technology.

Our TWF would be eligible for the bonus depreciation included in the 2009 American Recovery and Reinvestment Act. Also, the 2008 Troubled Asset Relief bill provides a 10% investment tax credit for CHP in our size range, which applies to the total project cost.

                Government Approval

                We may need approval by the EPA to comply with emissions standards set for the rotary engine we will be using for our TWF system.  We may also have to comply with state, local, and city regulations concerning the sale of our products.

Electric Utility Pricing and Related Regulations

Electricity prices, rate structures, and tariffs are another form of government incentive or disincentive. Utility pricing is administered through state agencies, typically public utility commissions, through formal proceedings involving the public, utilities, and various affected parties. Often, direct legislative mandates apply to specific issues. How these rules are structured and interpreted has a significant impact on the economic viability of CHP. These rules have hurt the CHP industry in the past, but we have designed our products to undermine their impact.

Commercial Demand Charges. Many electric utilities structure their commercial rates such that part of the customer’s bill is fixed charges such as meter fees, and part is peak demand charges, which are a much larger line-item based on the building’s maximum short-term usage (typically 15 minutes). Fixed charges, usually small, are not addressed by CHP technology. Avoidance of peak demand charges requires a CHP system to always operate at extremely high efficiency, which is difficult to achieve in practice.

Our CHP product, being small and modular, could be installed as multiple units. This protects the customer to some degree from incurring peak demand charges at the full system rating. A single large generator has a good chance of going down briefly at some point during the monthly billing period. The customer would then have to buy more electricity to make up for it, possibly incurring a large demand charge. With a modular, multi-unit CHP system, all the units would have to fail simultaneously to incur an equivalent charge.

Avoided-Cost Penalties. In some regions, utilities have argued that CHP customers, by reducing their electric usage, have avoided paying their fair share of the costs associated with grid infrastructure. To correct this perceived inequity, some utilities have successfully petitioned their state commissions to impose a “departing load charge.” Utilities have also been allowed to add a “standby” surcharge to compensate for the cost of utility power being available when the CHP system is down.

These types of charges are not prevalent in East Coast states, but both standby and departing load charges are well-established in California. Our CHP products will be affected by this.

Technology-Specific Net Metering. Interconnection issues are safety-related and should be product-neutral, but technology bias is common. In many states, CHP is excluded from net metering while other technologies are eligible. Under net metering, utilities must pay on-site generators for excess electricity that’s fed into the grid. Net metering makes it easier to manage the operation of a CHP system or other generator.

Other Utility-Related Regulations. Another category of utility regulation that might affect our business is Renewable Portfolio Standards, or RPS. Under this type of regulation, utilities must gradually increase the share of their power generation that comes from renewable sources. Among states with RPS mandates, 14 include CHP as an eligible technology. Together, these states account for more than half of the electricity sales in the United States. RPS-type mechanisms have been adopted in several other countries, including Britain, Italy, Poland, Sweden, Belgium, and Chile.

Overall, RPS appears to be a positive policy for McGregor Power Systems and CHP.  Program structures, if fair and balanced, encourage less fossil fuel use by offering financial incentives to improve efficiency. Electric power generated from renewable sources would tend to increase overall electric rates and improve CHP investment returns. Since these programs are in their early stages, their impact is yet to be determined.

A national carbon “cap and trade” program is not anticipated in the foreseeable future. Cap and trade programs seek to reduce carbon emissions by putting a price on them. Of possible impact to McGregor is the cap and trade bill moving forward in the California legislature. The program’s details are still being reviewed and negotiated by various government and advocacy groups.

Property

The corporate headquarters of the Company are located in Ozark, Missouri.  We do not own the facility we have our headquarters in.  The headquarters are shared with Mcgregor Manufacturing.  McGregor Manufacturing is allowing us to use their facilities rent-free.

All engines will be built in an engine shop in Ozark, Missouri for the purpose of quality control.   The Company intends to purchase a 65,000 square foot building in Ozark, Missouri for its manufacturing operation, provided that our offering is successful. The building is currently unoccupied.

The Company believes that the importance of quality control for the production of the engines cannot be understated.   The Company believes that its manufacturing facilities and arrangements thereof are at present inadequate to allow the Company to undertake its operations and business in the near term.

Employees

We have two people working for our company, one of whom is working fulltime.  They are our President, and Larry Pendell.  Mr. Brown is working on an as-needed basis, while Mr. Pendell is working fulltime as a consultant for our company.  There is no written agreement with Mr. Pendell.

Subsidiaries

Currently, the Company has no subsidiaries.

FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Without additional investment capital from shareholders or other sources, the Company has no short term source of liquidity.  The Company had no revenue since inception.  The loss from the operations is attributed to the activities related to the Company’s initial public offering. Additional working capital is needed to complete our plan to bring the thermal watt furnace into production.  We have at this time not identified any source other than the offering for the needed liquidity to production.

Significant amounts of capital and strong liquidity are essential to the success of our company. There is no guarantee that the liquidity and capital produced by the offering depicted in this prospectus will provide sufficient liquidity to begin manufacturing at a level that would sustain self-supplied liquidity depending on sales. Successful results of operations at this time will depend greatly on our ability to find external sources of liquidity.

Revenues

We have had no revenues since our inception.

Expenses

The Company’s main activities in 2014 were related to the initial public offering process. The Company started its process of initial public offering in 2014 and incurred most of the related expenses prior to the initial filing of a registration statement.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

No established public trading market exists for our securities. We have no stock option contracts.  We have no other securities convertible into its common equity.

 There is no common equity that could be sold pursuant to Rule 144 under the Securities Act.  Except for this offering, there is no common equity that is being, or has been proposed to be, publicly offered.

As of 7/5/15, there were 219,110,000 shares of Class B stock outstanding, held by 6 shareholders of record. Upon effectiveness of the Registration statement that includes this Prospectus, none of those outstanding shares will be eligible for resale. To date we have not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors

Liquidity

At 12/31/14 our cash and cash equivalents balance was $0.

Without additional investment capital from shareholders or other sources, the Company has no short term source of liquidity.  Management does not believe that the Company’s current capital resources will be sufficient to fund its operating activity and other capital resource demands during the next year. Our ability to continue as a going concern is contingent upon our ability to obtain capital through the sale of equity or issuance of debt, and ultimately attaining profitable operations. There is no assurance that we will be able to successfully complete any one of these activities.  At a minimum, we estimate our ongoing cash to fund operations for the next year will be $30,000.  This estimate is based on the ongoing auditing and legal costs we will incur as a public company, the costs for having Mr. Pendell employed full time, and the cost of materials needed to continue building prototypes.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2014, includes an explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to the factors prompting the explanatory paragraph are discussed in Note 3 to the financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in preparation of our financial statements.

Directors, Executive Officers and Control Persons

The following table sets forth the name and age of our current officers and directors.  Our Board of Directors appoints our executive officers.  Our directors will serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors.

Michael McGregor Brown - Michael McGregor Brown is 44 years old, and has served as our Executive Chairman and Chief Executive Officer since its inception.  Mr. Brown has over 26 years in the machine shop industry, all of it as a business that he has owned since he was 18 years old, McGregor Manufacturing.  He started his first machine shop business in a garage, graduated to a barn and then a 3,500 square foot garage. From there he purchased a property in Ozark, Missouri that now contains a 16,000 square foot machine shop, 25 employees, and 25 pieces of CNC equipment.  Mr. Brown specializes in precision machining.  The company he currently runs has made parts for firearms manufacturers, locomotives, military communications, satellites, and many other products that require extreme precision machining.  He also has experience manufacturing engines; McGregor Manufacturing currently manufactures 3 HP and 20 HP piston steam engines.

Based on his experience in operating a successful business, as a machinist, and in manufacturing high-quality parts, we feel he is more than qualified to serve as our CEO, CFO, PAO & President.

No Officer or Director has been or is subject to any legal proceeding as identified in Regulation S-K Item 401(f)

Allocation of Our Affiliates’ Time

We rely on our sole Executive, Mr. Brown, and consultant, Mr. Pendell, for the day-to-day operation of our business. The time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions affecting us, the amount of proceeds raised in this offering and our ability to locate and acquire investments that meet our investment objectives.  Mr. Brown currently devotes three hours a week to our Company, primarily in discussions with Mr. Pendell on the designs for the new TWF and rotary engine.  We estimate that, if our offering is successful, our President will devote 85% of his time on the management of our business.  Mr. Pendell is working fulltime for McGregor Power, and will continue to do so, whether or nor our offering is successful.

Board Committees

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 219,110,000 shares of our Class A & B stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrants, or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Stock (1)

Class B	Michael Brown, 4426 N 21st St., Ozark, MO 65721 (1)	195,000,000	88.9%
Class A	Michael Brown	5,000,000	100%
All directors and executive officers as a group (1 persons)		200,000,000	91.27%

__________________

(1)	Appointed as President and Chief Executive Officer, Chairman of the Board of Directors, on 6/12/14

 We are not registering common shares held by any stockholder who holds more than 5% of outstanding common shares and we are not registering shares held by our officers and directors.

No salary compensation has been paid to any Director.

EXECUTIVE COMPENSATION

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Michael Brown	2014	0	0	0	0	0	0	0	0
President, PAO, CEO	2015	0	0	0	0	0	0	0	0

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Michael McGregor Brown	0	0	0	0	0	0	0

EMPLOYMENT AGREEMENTS

We have two agreements.  The first is with our President, and his duties are on an as-needed basis.  If our offering is successful we will obtain a formal written agreement.  We also have an informal consultant agreement with Mr. Pendell.  He is to work fulltime while developing and refining the new TWF.  He is being paid $2,000 per month, and it is on a month to month basis.  When he completes development he will then work on individual model designs for the TWF, for our plans to sell commercial, residential, and industrial versions of the TWF.  Mr. Pendell also has a consultant agreement concerning any patent applications he files on the company’s behalf, which is separate from this informal agreement.  If our offering is successful we will have a more formal written agreement with Mr. Pendell.

 STOCK OPTION GRANTS

None

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We issued 200,000,000 shares of stock (5 million class A, 195 million class B) to Michael M. Brown, our founder, for $195.  He is also our Promoter, as per regulation 404(c) of Regulation S-K.  He will not receive anything of value from us, directly or indirectly, in his capacity as a promoter other than as disclosed in this prospectus.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to the directors and officers of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Anti-Takeover Provisions

The provisions of Delaware law, and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Code of Ethics

Mcgregor has adopted a Code of Ethics applicable to its directors and officers (including its principal executive officer and principal financial officer).  McGregor’s Code of Ethics is attached as an exhibit with our S-1.

Plan of Distribution

This is a self-underwritten “best-efforts” offering.  The Company plans on offering its securities to the public without the assistance of an underwriter.   The Company through its Director, Brown, will distribute the stock by direct sale to qualified individuals and entities. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, our directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1) The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; 2) The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; 3) The person is not at the time of their participation, an associated person of a broker-dealer; and 4) The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our director, Michael M. Brown, meets this qualification, and will sell shares on the company’s behalf.  He is not statutorily disqualified, is not being compensated for selling our stock, and is not associated with a broker-dealer.  He is, and will continue to be our director at the end of this offering and has not currently and has not been during the last 12 months a broker-dealer or associated with a broker-dealer.  They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

Please note that shareholders who purchase the Class B common stock in this offering are not entitled to vote on any matters.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person. All checks, money orders or certified funds for subscriptions must be made payable to McGregor Power Systems, Inc.  The funds from all accepted subscriptions will be deposited into our corporate bank account, and will be used immediately by Mcgregor.

Right to Reject Subscriptions

 We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without charge, deduction or interest.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stock” covered by Section 15(g) of the Securities Exchange Act of 1934 and Rules 15g-1 through 15g-6 promulgated under the Securities Exchange Act. They impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

 Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

 We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

OTC Bulletin Board Considerations

There is currently no active public trading market for our shares of common stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the offered price if and when an active secondary market might develop, or that a public market for our shares will be sustained even if one is ultimately developed.

The OTC Bulletin Board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

 Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system and is obligated to comply with keeping information about the issuer in its files. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its periodic reporting requirements with the SEC.

 Investors may have greater difficulty in getting orders filled on the OTC Bulletin Board rather than on Nasdaq. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker/dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the OTC Bulletin Board service. For OTC Bulletin Board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders (an order to buy or sell a specific number of shares at the current market price) it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and execution of such order.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Our stock is not quoted on the OTC Bulletin Board.  We have not contacted a market marker at this time for sponsorship on the OTC Bulletin Board.

DESCRIPTION OF SECURITIES

 Class A & Class B Stock

The authorized capital stock of McGregor Power Systems Inc consists of 2,000,000,000 total authorized shares, of which there are 10,000,000 total Class A voting shares, and 1,990,000,000 Class B nonvoting shares.  The par value is $0.000001 per share.  As of the date of this prospectus, 219,110,000 shares have been issued.  This offering is for our Class B stock.  The holders of our Class B stock:

• have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•         are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•         do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•         Are not entitled to voting on any matters which voting-class shares are entitled to vote.

Voting Rights

Each holder of Class A stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors.  There is no cumulative voting.  Each holder of Class B common stock is not entitled to voting on any matters concerning the corporation.

Dividend Policy

 The Company does not intend to declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

Options

We have no stock options contracts at this time.

Warrants

We have no warrants to purchase our stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights

The Company is not a party to any registration rights agreements.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common stock prevailing from time to time. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock.

No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our issued and outstanding shares have are subject to the sale limitations imposed by Rule 144. Under Rule 144, since our Directors are affiliates as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.  The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

McGregor Power Systems, Inc.

McGregor Power Systems, Inc.
Balance Sheet
December 31, 2014

Assets

Current Assets:
Cash		$ 100
Total Current Assets		100

Intangible Asset
Prototype		7,119

Total Assets		$ 7,219

	Liabilities and Stockholders' Equity

Current Liabilities		-

Stockholders' Equity
Common Stock, $.00001 par value, 2,000,000,000 shares authorized;
219,110,000 shares issued and outstanding		$ 214
Additional Paid in Capital		9,843
(Deficit) accumulated during development stage		(2,838)

Total Stockholders’ Equity		7,219

Total liabilities and stockholders' equity		7,219

"The accompanying notes are an integral part of these financial statements" 1

McGregor Power Systems, Inc.
Statement of Operations
For the period from June 11, 2014(inception) to December 31, 2014

Revenues, net		$ -

Cost of revenues		-

Gross Profit		-

Expenses:
	General and Administrative	2,838

	Total Expenses	2,838

Loss from operations		(2,838)

Provision for income taxes		-

Other income (expense):
		-
	Total	-

Net (loss)		$ (2,838)

(Loss) per common share, basic and diluted		$0.00

Weighted average number of common shares outstanding, basic and diluted		219,110,000

"The accompanying notes are an integral part of these financial statements" 2

McGregor Power Systems, Inc.
Statement of Cash Flows
For the period from June 11, 2014(inception) to December 31, 2014

Cash Flows from operating activities:
Net (loss)	$ (2,838)
Adjustment to reconcile net(loss) to net cash(used in) operating activities:

Net Cash used in operating activities	(2,838)

Cash flow from financing activities:
Capital contributed by a related party

Net Cash provided by financing activities	2,889

Cash flow from investing activities:
None

Net Cash provided by investing activities	-

Net Increase (decrease) in cash	100

Cash - beginning of period	-

Cash - end of period	$ 100

Non-cash investing and financing activities:
Issuance of common shares to directors (founders shares)	$ 214
$ 214

Supplemental disclosure of cash flow information:
Cash paid during the period for
Interest	$ -

Income Taxes	$ -

"The accompanying notes are an integral part of these financial statements" 3

McGregor Power Systems, Inc.
Statement of Stockholders' Equity
For the period from June 11, 2014(inception) to December 31, 2014

				(Deficit)
				Accumulated
			Additional	During the
	Common Stock		Pain-In	Development
Description	Shares	Amount	Capital	Stage	Total

Balance June 11, 2014	-	$ -	$ -	$ -	$ -

Issuance of common shares to
directors(founders shares)	200,000,000	195.00	2,724.00

common shares paid in cash
officers	19,110,000	19

Asset contributed by founder			7,119

Net (loss) for the period	-	-	-	(2,838)

Balance December 31, 2014		$ 214.00	$ 9,843	$ (2,838)	$ 7,219

"The accompanying notes are an integral part of these financial statements" 4

Note 1.     Organization, History and Business

McGregor Power Systems, Inc. (“the Company”) was incorporated in Delaware on June 11, 2014.  The Company was established to manufacture the thermal watt furnace.  This is a device that uses a rotary engine to produce electricity, and heat for home, commercial, and industrial uses.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts and terms are recorded by contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period June 11, 2014(inception) through December 31, 2014 the Company has incurred $120 in organization cost.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2014.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred  tax liabilities and assets for  the   expected  future  tax

consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

 Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

12/31/2014

U.S statutory rate	34%
Less valuation allowance	-34%
Effective tax rate	0

The significant components of deferred tax assets and liabilities are as follows:

12/31/2014
Deferred tax assets

Net operating losses	$(2,838)

Deferred tax liability

Net deferred tax assets	(1,602)
Less valuation allowance	1,602

Deferred tax asset - net valuation allowance	$0

Note 3.     Income Taxes (Continued)

On an interim basis, the Company has a net operating loss carryover of approximately $2,838 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2014.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period June 11, 2014(inception) through December 31, 2014, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction.  We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

The following founders’ stock issuances were made to officers of the company:

On June 12, 2014 the Company issued 200,000,000 shares of A & B stock to its founder Michael M Brown.  Mr. Brown contributed $2,889 to the company for organizational and startup costs.

Note 5.   Stockholders’ Equity

Common Stock

The Company is authorized to issue 2,000,000,000 shares of common stock. It has authorized 10,000,000 of Class “A” Voting stock and 1,990,000,000 shares of class “B” non-voting shares.

As of December 31, 2014 the Company had 219,110,000 shares issued and outstanding.

Note 6.    Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to McGregor Power Systems, Inc.  for the period June 11, 2014(inception) through December 31, 2014:

31-Dec-14

Net Income (Loss)	$(2,838)

Weighted-average common shares outstanding basic:

Weighted-average common stock	219,110,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
outstanding- Diluted	219,110,000

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

The Company is currently in the process of an S-1 registration with an offering of $50,000,000 and expects this registration to become effective at some point during the current fiscal year.

5

John Scrudato CPA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

McGregor Power Systems, Inc.

We have audited the accompanying balance sheets of McGregor Power Systems, Inc. (“the Company”) as of December 31, 2014 and the related statements of operations, stockholder’s equity, and cash flows for the period June 11, 2014(inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McGregor Power Systems, Inc. as of December 31, 2014 and the period June 11, 2014(inception) through December 31, 2014, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8, the Company has limited operating history and has incurred losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

March 2, 2015

                                                                                       7 Valley View Drive Califon, New Jersey 07830

                                                                        Registered Public Company Accounting Oversight Board Firm

6

McGregor Power Systems, Inc.
Balance Sheet
March 31, 2015
	(unaudited)
Assets
		3/31/15	12/31/14
Current Assets:
Cash		$ 79	$ 100
Total Current Assets		79	100

Equipment		40,000

Intangible Asset
Prototype		7,119	7,119

Total Assets		$47,198	$ 7,219

	Liabilities and Stockholders' Equity

Current Liabilities			-
Accrued Expenses		$ 4,400
Stockholders' Equity
Common Stock, $.00001 par value, 2,000,000,000 shares authorized;
219,110,000 shares issued and outstanding		$ 214	$ 214
Additional Paid in Capital		59,803	9,843
(Deficit) accumulated during development stage		(17,219)	(2,838)

Total Stockholders’ Equity		42,798	7,219

Total liabilities and stockholders’ equity		47,198	7,219

"The accompanying notes are an integral part of these financial statements" 7

	McGregor Power Systems, Inc.
	Statement of Operations
	(unaudited)
		Three months ended	Period 6/11/14 (inception to 12/31/14)
		3/31/14
Revenues, net		$ -	$ -

Cost of revenues		-	-

Gross Profit		-	-

Expenses:
	General and Administrative	14,381	17,219

	Total Expenses	14,381	17,219

Loss from operations		14,381	(17,219)

Provision for income taxes			-

Other income (expense):
			-
	Total		-

Net (loss)		14,381	$ (17,219)

(Loss) per common share, basic and diluted		$0.00	$0.00

Weighted average number of common shares outstanding, basic and diluted		219,110,000	219,110,000

	"The accompanying notes are an integral part of these financial statements" 8

McGregor Power Systems, Inc.
Statement of Cash Flows
(unaudited)
	Three months ended	Period June 11, 2014 (inception to 12/31/14
	3/31/14
Cash Flows from operating activities:
Net (loss)	$ (14,381)	$ (17,219)
Adjustment to reconcile net(loss) to net cash(used in) operating activities:
Increase in Accrued Expenses	$ 4,400	$ 4,400

Net Cash used in operating activities	(9,981)	(12,819)

Cash flow from financing activities:
Capital contributed by a related party	(9,960)	12,898

Net Cash provided by financing activities	(9,960)	12,898

Cash flow from investing activities:
None

Net Cash provided by investing activities		-

Net Increase (decrease) in cash	(21)	100

Cash - beginning of period	100	-

Cash - end of period	79	$ 100

Non-cash investing and financing activities:
Issuance of common shares to directors (founders shares)		$ 214
		$ 214

Supplemental disclosure of cash flow information:
Cash paid during the period for
Interest		$ -

Income Taxes		$ -

"The accompanying notes are an integral part of these financial statements" 9

McGregor Power Systems, Inc.
Statement of Stockholders' Equity
For the period from June 11, 2014(inception) to March 31, 2015

				(Deficit)
				Accumulated
			Additional	During the
	Common Stock		Pain-In	Development
Description	Shares	Amount	Capital	Stage	Total

Balance June 11, 2014	-	$ -	$ -	$ -	$ -

Issuance of common shares to
directors(founders shares)	200,000,000	195.00	2,724.00

common shares paid in cash
officers	19,110,000	19

Asset contributed by founder			7,119

Net (loss) for the period	-	-	-	(2,838)

Balance December 31, 2014	219,110,000	$ 214	$ 9,843	$ (2,838)	$ 7,219
Asset contributed by founder			40,000
Capital contributed by founder			9,960
Net loss for period				(14,381)
Balance March 31, 2015	219,110,000	$ 214	$ 59,803	$ (17,219)	$42,798

"The accompanying notes are an integral part of these financial statements" 10

Note 1.     Organization, History and Business

McGregor Power Systems, Inc. (“the Company”) was incorporated in Delaware on June 11, 2014.  The Company was established to manufacture the thermal watt furnace.  This is a device that uses a rotary engine to produce electricity, and heat for home, commercial, and industrial uses.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts and terms are recorded by contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period June 11, 2014(inception) through March 31, 2015 the Company has incurred $10,080 in organization cost and offering cost.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of March 31, 2015.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred  tax liabilities and assets for  the   expected  future  tax

consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

 Recent Accounting Pronouncements

 Recent Accounting Pronouncements

 On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

The Company has implemented all other new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

3/31/2015
U.S statutory rate	34%
Less valuation allowance	-34%
Effective tax rate	0

The significant components of deferred tax assets and liabilities are as follows:

3/31/2015
Deferred tax assets

Net operating losses	$(17,219)

Deferred tax liability

Net deferred tax assets	(1,602)
Less valuation allowance	1,602

Deferred tax asset - net valuation allowance	$0

Note 3.     Income Taxes (Continued)

On an interim basis, the Company has a net operating loss carryover of approximately $17,219 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of March 31, 2015.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period June 11, 2014(inception) through March 31, 2015, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction.  We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

The following founders’ stock issuances were made to officers of the company:

On June 12, 2014 the Company issued 200,000,000 shares of A & B stock to its founder Michael M Brown.

Note 5.   Stockholders’ Equity

Common Stock update to 3/31

The Company is authorized to issue 2,000,000,000 shares of common stock. It has authorized 10,000,000 of Class “A” Voting stock and 1,990,000,000 shares of class “B” non-voting shares.

As of December 31, 2014 the Company had 219,110,000 shares issued and outstanding.

Note 6.    Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to McGregor Power Systems, Inc.  for the period June 11, 2014(inception) through March 31, 2015:

	Need 3 month info	31-Dec-14

Net Income (Loss)		$(17,219)

Weighted-average common shares outstanding basic:

Weighted-average common stock		219,110,000
Equivalents
Stock options		0
Warrants		0
Convertible Notes		0
Weighted-average common shares
outstanding- Diluted		219,110,000

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

The Company is currently in the process of an S-1 registration with an offering of $50,000,000 and expects this registration to become effective at some point during the current fiscal year.

11

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

TRANSFER AGENT

Our transfer agent is Cathedral Stock Transfer, LLC, 800 W. Fifth Ave Suite 201a, Naperville, IL 60563

INTERESTS OF NAMED EXPERTS AND COUNSEL

Joseph LaCome has given his opinion as attorney-at-law regarding the validity of the issuance of the Shares offered by the Company.  He has also given legal advice on company business matters, wrote our Prospectus.  As of the date of this prospectus, he beneficially owns 10,000,000 shares of our Class B stock.  The office address is 10100 North Central Expressway, Suite 590, Dallas, TX 75231

Our financial statements included in this prospectus and the registration statement have been audited by John Scrudato, CPA to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$5,810.00
Printing Expenses	600.00
Accounting Fees and Expenses	5,000.00
Legal Fees and Expenses	0.00
Blue Sky Fees/Expenses	0.00
Transfer Agent Fees	500.00
TOTAL	$11,910.00

ITEM 14.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We will indemnify a director or officer in connection with an action initiated by that person if the action was authorized by our board of directors. The indemnification provided under our bylaws includes the right to be paid expenses in advance of the final disposition of a proceeding for which indemnification may be had if the director or officer agrees to repay all amounts paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under our bylaws, if we do not pay a claim for indemnification within 60 days after we have received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim. If successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

        Our bylaws also authorize us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee, partner or agent of another corporation or other entity or enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses. We may obtain this insurance whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. We have purchased director and officer liability insurance on behalf of our directors and officers. The indemnification provisions under our amended and restated certificate of incorporation and bylaws are not exclusive of any other rights to indemnification under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 15.              RECENT SALES OF UNREGISTERED SECURITIES.

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates.   No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

On 6/13/14, we issued 200,000,000 shares of stock, consisting of 5,000,000 shares of Class A, and 195,000,000 shares of Class B stock, to Michael M. Brown as foundersr’s shares.  They were purchased for $200

On 6/13/14, we issued Joseph LaCome, 10,000,000 shares of Class B stock, for par value.

On 6/13/14, we issued Michael H. Brown, 4,000,000 shares of Class B stock, for par value.

On 6/13/14, we issued Larry Pendell, 5,000,000 shares of Class B stock, for par value.

On 6/31/14, we issued Jeff Davis, 50,000 shares of Class B stock, for par value.

On 6/31/14, we issued John Shudlick, 60,000 shares of Class B stock, for par value.

ITEM 16.        EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit	Document Description

3.1	Articles of Incorporation. (Previously filed 7/5/15)
3.2	Bylaws. (Previously filed 7/17/15)
5	Legal Opinion & Consent of Joseph LaCome, Attorney. (Previously filed 7/5/15)
10	Consultant Agreement, Larry Pendell (Previously filed 7/17/15)
14	Code of Ethics (Previously filed 7/5/15)
23	Consent of John Scrudato, CPA.
24	Power of Attorney (included on the signature page of the Registration Statement).
99	Subscription Agreement. (Previously filed 7/17/15)

ITEM 17.        UNDERTAKINGS.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3)of the Securities Act of 1933.
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
v.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ozark, Missouri, 7/24/15.

MCGREGOR POWER SYSTEMS, Inc.

By:	/s/ Michael M. Brown
Michael M. Brown
Chief Executive Officer, Chief Financial Officer, Chairman of the Board, Principal Accounting Officer and President

MCGREGOR POWER SYSTEMS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on 7/24/15.

Signature                                                                                               Title                                                                        Date

/s/ Michael M. Brown                                                         Chief Executive Officer, Chief Financial        July 24, 2015

Michael M. Brown                                                              Officer, Principal Accounting Officer,

President, Chairman, and Sole Director